File 333154591
Rule 424 b3

       AMERICAN
DEPOSITARY SHARES
       One 1 American Depositary
Share represents
       Four 4 Shares

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK,
UNIPOLSAI ASSICURAZIONI
S.P.A.
INCORPORATED UNDER THE
LAWS OF ITALY
       The Bank of New York
Mellon, as depositary hereinafter
called the Depositary, hereby certifies
i that there have been deposited with
the Depositary or its agent, nominee,
custodian, clearing agency or
correspondent, the securities described
above Shares or evidence of the right
to receive such Shares, ii that at the
date hereof each American Depositary
Share evidenced by this Receipt
represents the amount of Shares
shown above, and that

or registered assigns IS THE OWNER
OF ________ AMERICAN
DEPOSITARY SHARES
hereby evidenced and called, and
except as otherwise herein expressly
provided, is entitled upon surrender at
the Corporate Trust Office of the
Depositary, New York, New York of
this Receipt duly endorsed for transfer
and upon payment of the charges as
provided on the reverse of this Receipt
and in compliance with applicable
laws or governmental regulations, at
Owners option 1 to delivery at the
office of the agent, nominee,
custodian, clearing agency or
correspondent of the Depositary, to a
person specified by Owner, of the
amount of Deposited Securities
represented hereby or evidence of the
right to receive the same or 2 to have
such Deposited Securities forwarded
at his cost and risk to him at the
Corporate Trust Office of the
Depositary. The words Deposited
Securities wherever used in this
Receipt shall mean the Shares
deposited under the agreement created
by the Receipts as hereinafter defined
including such evidence of the right to
receive the same, and any and all
other securities, cash and other
property held by the Depositary in
place thereof or in addition thereto as
provided herein. The word Owner
wherever used in this Receipt shall
mean the name in which this Receipt
is registered upon the books of the
Depositary from time to time. The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its
Corporate Trust Office is located at
101 Barclay Street, New York, New
York 10286, and its principal
executive office is located at One
Wall Street, New York, New York
10286.
1.	RECEIPTS.

       This American Depositary
Receipt this Receipt is one of a
continuing issue of American
Depositary Receipts collectively, the
Receipts, all evidencing rights of like
tenor with respect to the Deposited
Securities, and all issued or to be
issued upon the terms and subject to
the conditions herein provided, which
shall govern the continuing
arrangement by the Depositary with
respect to initial deposits as well as
the rights of holders and Owners of
Receipts subsequent to such deposits.
       The issuer of the Receipts is
deemed to be the legal entity resulting
from the agreement herein provided
for.
       The issuance of Receipts
against deposits generally may be
suspended, or the issuance of Receipts
against the deposit of particular Shares
may be withheld, if such action is
deemed necessary or advisable by the
Depositary at any time and from time
to time because of any requirements
of any government or governmental
body or commission or for any other
reason. The Depositary assumes no
liability with respect to the validity or
worth of the Deposited Securities.
2.	TRANSFER OF RECEIPTS.

       Until the surrender of this
Receipt in accordance with the terms
hereof, the Depositary will maintain
an office in the Borough of
Manhattan, The City of New York, for
the registration of Receipts and
transfers of Receipts where the
Owners of the Receipts may, during
regular business hours, inspect the
transfer books maintained by the
Depositary that list the Owners of the
Receipts. The transfer of this Receipt
is registrable on the books of the
Depositary at its Corporate Trust
Office by the holder hereof in person
or by duly authorized attorney, upon
surrender of this Receipt properly
endorsed for transfer or accompanied
by proper instruments of transfer and
funds sufficient to pay any applicable
transfer taxes, and the fees and
expenses of the Depositary and upon
compliance with such regulations, if
any, as the Depositary may establish
for such purpose. This Receipt may be
split into other such Receipts, or may
be combined with other such Receipts
into one Receipt, representing the
same aggregate number of American
Depositary Shares as the Receipt or
Receipts surrendered. Upon such split
or combination not involving a
transfer, a charge will be made as
provided herein. The Depositary may
close the transfer books at any time or
from time to time when deemed
expedient by it in connection with the
performance of its duties hereunder.
3.	PROOF OF CITIZENSHIP OR
RESIDENCE.

       The Depositary may require
any holder or Owner of Receipts, or
any person presenting securities for
deposit against the issuance of
Receipts, from time to time, to file
such proof of citizenship or residence
and to furnish such other information,
by affidavit or otherwise, and to
execute such certificates and other
instruments as may be necessary or
proper to comply with any laws or
regulations relating to the issuance or
transfer of Receipts, the receipt or
distribution of dividends or other
property, or the taxation thereof or of
receipts or deposited securities, and
the Depositary may withhold the
issuance or registration of transfer of
any Receipt or payment of such
dividends or delivery of such property
from any holder, Owner or other
person, as the case may be, who shall
fail to file such proofs, certificates or
other instruments.
4.	TRANSFERABILITY;
RECORDOWNERSHIP.

       It is a condition of this
Receipt and every successive holder
and Owner of this Receipt by
accepting or holding the same
consents and agrees, that title to this
Receipt, when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery
with the same effect as in the case of a
negotiable instrument; provided,
however, that prior to the due
presentation of this Receipt for
registration of transfer as above
provided, and subject to the provisions
of Article 9 below, the Depositary,
notwithstanding any notice to the
contrary, may treat the person in
whose name this Receipt is registered
on the books of the Depositary as the
absolute owner hereof for the purpose
of determining the person entitled to
distribution of dividends and for any
other purpose.
5.	TAX LIABILITY.

       The Depositary shall not be
liable for any taxes or governmental
or other assessments or charges that
may become payable in respect of the
Deposited Securities, but a ratable part
of any and all of the same, whether
such tax, assessment or charge
becomes payable by reason of any
present or future law, statute, charter
provision, bylaw, regulation or
otherwise, shall be payable by the
Owner hereof to the Depositary at any
time on request. Upon the failure of
the holder or Owner of this Receipt to
pay any such amount, the Depositary
may sell for account of such Owner an
amount of the Deposited Securities
equal to all or any part of the amount
represented by this Receipt, and may
apply the proceeds in payment of such
obligations, the Owner hereof
remaining liable for any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.

       Every person presenting
Shares for deposit shall be deemed
thereby to represent and warrant that
such Shares and each certificate, if
any, therefor are validly issued, fully
paid and nonassessable, that such
Shares were not issued in violation of
any preemptive or similar rights of the
holders of any securities and that the
person making such deposit is duly
authorized so to do. Every such person
shall also be deemed to represent that
the deposit of such securities and the
sale of American Depositary Shares
representing such Shares by that
person in the United States are not
restricted under the Securities Act of
1933, as amended the Securities Act
of 1933. Such representations and
warranties shall survive the deposit of
such securities and issuance of
Receipts.
       This Receipt is issued subject,
and all rights of the holder or Owner
hereof are expressly subject, to the
terms and conditions set forth on both
sides of this Receipt, all of which
form a part of the agreement
evidenced in this Receipt and to all of
which the holder or Owner hereof by
accepting this Receipt consents.
7.	REPORTS OF ISSUER OF
DEPOSITED SECURITIES;
VOTING RIGHTS.

       As of the date of the
establishment of the program for
issuance of Receipts by the
Depositary, the Depositary believed,
based on limited investigation, that the
issuer of the Deposited Securities
either i furnished the Securities and
Exchange Commission the
Commission with certain public
reports and documents required by
foreign law or otherwise or ii
published information in English on
its Internet website at
httpen.unipolsai.com or another
electronic information delivery system
generally available to the public in its
primary trading market, in either case
in compliance with Rule 12g32b
under the Securities and Exchange Act
of 1934 as in effect and applicable to
that issuer at that time. However, the
Depositary does not assume any duty
to determine if the issuer of the
Deposited Securities is complying
with the current requirements of Rule
12g32b or to take any action if that
issuer is not complying with those
requirements.
       The Depositary shall be under
no obligation to give notice to the
holder or Owner of this Receipt of any
meeting of shareholders or of any
report of or communication from the
issuer of the Deposited Securities, or
of any other matter concerning the
affairs of such issuer, except as herein
expressly provided. The Depositary
undertakes to make available for
inspection by holders and Owners of
the Receipts at its Corporate Trust
Office, any reports and
communication received from the
issuer of the Deposited Securities that
are both i received by the Depositary
as the holder of the Deposited
Securities and ii made generally
available to the holders of the
Deposited Securities by the issuer
thereof. Such reports and
communications will be available in
the language in which they were
received by the Depositary from the
issuer of the Deposited Securities,
except to the extent, if any, that the
Depositary in its sole discretion elects
to both i translate into English any of
such reports or communications that
were not in English when received by
the Depositary and ii make such
translations, if any, available for
inspection by holders and Owners of
the Receipts. The Depositary has no
obligation of any kind to translate any
of such reports or communications or
to make such translation, if any,
available for such inspection.
       The Depositary may, in its
discretion, exercise, in any manner, or
not exercise, any and all voting rights
that may exist in respect of the
Deposited Securities. The Depositary
may, but assumes no obligation to,
notify Owners of an upcoming
meeting of holders of Deposited
Securities or solicit instructions from
Owners as to the exercise of any
voting rights with respect to the
Deposited Securities. Upon the written
request of the Owner of this Receipt
and payment to it of any expense
involved, the Depositary may, in its
sole discretion, but assumes no
obligation to, exercise any voting
rights with respect to the amount of
the Deposited Securities represented
by the American Depositary Shares
evidenced by this Receipt in
accordance with that request.
8.	DISTRIBUTIONS.

       Until the surrender of this
Receipt, the Depositary a shall
distribute or otherwise make available
to the Owner hereof, at a time and in
such manner as it shall determine, any
distributions of cash, Shares or other
securities or property other than
subscription or other rights and b may
distribute or otherwise make available
to the Owner hereof, at a time and in
such manner as it shall determine, any
distributions of subscription or other
rights, in each case received with
respect to the amount of Deposited
Securities represented hereby, after
deduction, or upon payment of the
fees and expenses of the Depositary
described in Article 13 below, and the
withholding of any taxes in respect
thereof; provided, however, that the
Depositary shall not make any
distribution for which it has not
received satisfactory assurances,
which may be an opinion of United
States counsel, that the distribution is
registered under, or is exempt from or
not subject to the registration
requirements of, the Securities Act of
1933 or any other applicable law. If
the Depositary is not obligated, under
the preceding sentence, to distribute or
make available a distribution under
the preceding sentence, the Depositary
may sell such Shares, other securities,
subscription or other rights, securities
or other property, and the Depositary
shall distribute the net proceeds of a
sale of that kind to the Owners entitled
to them, after deduction or upon
payment of the fees and expenses of
the Depositary described in Article 13
below and the withholding of any
taxes in respect thereof. In lieu of
distributing fractional American
Depositary Shares for distributed
Shares or other fractional securities,
the Depositary may, in its discretion,
sell the amount of securities or
property equal to the aggregate of
those fractions. In the case of
subscription or other rights, the
Depositary may, in its discretion, issue
warrants for such subscription or other
rights andor seek instructions from the
Owner of this Receipt as to the
disposition to be made of such
subscription or other rights. If the
Depositary does not distribute or make
available to Owners or sell distributed
subscription or other rights, the
Depositary shall allow those rights to
lapse. Sales of subscription or other
rights, securities or other property by
the Depositary shall be made at such
time and in such manner as the
Depositary may deem advisable.
       If the Depositary shall find in
its opinion that any cash distribution is
not convertible in its entirety or with
respect to the Owners of a portion of
the Receipts, on a reasonable basis
into U.S. Dollars available to it in the
City of New York, or if any required
approval or license of any government
or agency for such conversion is
denied or is not obtainable within a
reasonable period, the Depositary may
in its discretion make such conversion
and distribution in U.S. Dollars to the
extent possible, at such time and rates
of conversion as the Depositary shall
deem appropriate, to the Owners
entitled thereto and shall with respect
to any such currency not converted or
convertible either i distribute such
foreign currency to the holders
entitled thereto or ii hold such
currency for the respective accounts of
such Owners uninvested and without
liability for interest thereon, in which
case the Depositary may distribute
appropriate warrants or other
instruments evidencing rights to
receive such foreign currency.
9.	RECORD DATES ESTABLISHED
BY DEPOSITARY.

       Whenever any cash dividend
or other cash distribution shall become
payable or any distribution other than
cash shall be made, or whenever rights
shall be offered, with respect to
Deposited Securities, or whenever the
Depositary shall receive notice of any
meeting of Owners of Deposited
Securities, or whenever it is necessary
or desirable to determine the Owners
of Receipts, the Depositary will fix a
record date for the determination of
the Owners generally or the Owners
of Receipts who shall be entitled to
receive such dividend, distribution or
rights, or the net proceeds of the sale
thereof, to give instructions for the
exercise of voting rights at any such
meeting or responsible for any other
purpose for which the record date was
set.
10.	CHANGES AFFECTING
DEPOSITED SECURITIES.

       Upon i any change in nominal
value or any subdivision, combination
or any other reclassification of the
Deposited Securities, or ii any
recapitalization, reorganization, sale
of assets substantially as an entirety,
merger or consolidation affecting the
issuer of the Deposited Securities or to
which it is a party, or iii the
redemption by the issuer of the
Deposited Securities at any time of
any or all of such Deposited Securities
provided the same are subject to
redemption, then and in any such case
the Depositary shall have the right to
exchange or surrender such Deposited
Securities and accept and hold
hereunder in lieu thereof other shares,
securities, cash or property to be
issued or delivered in lieu of or in
exchange for, or distributed or paid
with respect to, such Deposited
Securities. Upon any such exchange
or surrender, the Depositary shall have
the right, in its discretion, to call for
surrender of this Receipt in exchange
upon payment of fees and expenses of
the Depositary for one or more new
Receipts of the same form and tenor
as this Receipt, but describing the
substituted Deposited Securities. In
any such case the Depositary shall
have the right to fix a date after which
this Receipt shall only entitle the
Owner to receive such new Receipt or
Receipts. The Depositary shall mail
notice of any redemption of Deposited
Securities to the Owners of Receipts,
provided that in the case of any
redemption of less than all of the
Deposited Securities, the Depositary
shall select in such manner as it shall
determine an equivalent number of
American Depositary Shares to be
redeemed and shall mail notice of
redemption only to the Owners of
Receipts evidencing those American
Depositary Shares. The sole right of
the Owners of Receipts evidencing
American Depositary Shares
designated for redemption after the
mailing of such notice of redemption
shall be to receive the cash, rights and
other property applicable to the same,
upon surrender to the Depositary and
upon payment of its fees and expenses
of the Receipts evidencing such
American Depositary Shares.
11.	LIABILITY OF DEPOSITARY.

       The Depositary shall not incur
any liability to any holder or Owner of
this Receipt i if by reason of any
provisions of any present or future law
of the United States of America, any
state thereof, or of any other country,
or of any governmental or regulatory
authority, or by reason of any
provision, present or future, of the
charter or articles of association or
similar governing document of the
issuer or of the Deposited Securities,
the Depositary shall be prevented,
delayed or forbidden from or
subjected to any civil or criminal
penalty or extraordinary expenses on
account of doing or performing any
act or thing which by the terms hereof
it is provided shall be done or
performed, ii by reason of any
nonperformance or delay, caused as
specified in clause i above, in the
performance of any act or thing which
by the terms of this Receipt it is
provided shall or may be done or
performed, iii by reason of any
exercise of, or failure to exercise, any
discretion provided for herein, iv for
the inability of any Owner or holder to
benefit from any distribution, offering,
right or other benefit which is made
available to holders of Deposited
Securities but is not made available to
Owners or holders, v for any special,
consequential or punitive damages for
any breach of the terms of this Receipt
or vi arising out of any act of God,
terrorism or war or any other
circumstances beyond its control.
       The Depositary shall not be
responsible for any failure to carry out
any requests to vote any Deposited
Securities or for the manner or effect
of any vote that is cast either with or
without the request of any Owner, or
for not exercising any right to vote
any Deposited Securities.
       The Depositary does not
assume any obligation and shall not be
subject to any liability to holders or
Owners hereunder other than agreeing
to act without negligence or bad faith
in the performance of such duties as
are specifically set forth herein.
       The Depositary shall be under
no obligation to appear in, prosecute
or defend, any action, suit or other
proceeding in respect of any of the
Deposited Securities or in respect of
the Receipts on behalf of Owners or
holders or any other persons. The
Depositary shall not be liable for any
action or nonaction by it in reliance
upon the advice of or information
from legal counsel, accountants or any
other persons believed by it in good
faith to be competent to give such
advice or information.
       The Depositary, subject to
Article 14 hereof, may itself become
the owner of and deal in securities of
any class of the issuer of the
Deposited Securities and in Receipts
of this issue.
12.	TERMINATION OF
AGREEMENT AND SURRENDER
OF THIS RECEIPT.

       The Depositary may at any
time terminate the agreement
evidenced by this Receipt and all
other Receipts by mailing notice of
such termination to the Owners of all
Receipts then outstanding at their
addresses appearing upon the books of
the Depositary, at least thirty days
prior to the date fixed in such notice
for termination. On and after such date
of termination the Owner hereof, upon
surrender of this Receipt at the
Corporate Trust Office of the
Depositary, will be entitled to delivery
of the amount of the Deposited
Securities represented hereby upon the
same terms and conditions, and upon
payment of a fee at the rates provided
herein with respect to the surrender of
this Receipt for Deposited Securities
and on payment of applicable taxes
and charges. The Depositary may
convert any dividends received by it
in cash after the termination date into
U.S. Dollars as herein provided, and
after deducting therefrom the fees of
the Depositary and referred to herein
and any taxes and governmental
charges and shall thereafter hold the
balance of said dividends for the pro
rata benefit of the Owners of the
respective Receipts. As to any
Receipts not so surrendered within
thirty days after such date of
termination the Depositary shall
thereafter have no obligation with
respect to the collection or
disbursement of any subsequent
dividends or any subscriptions or
other rights accruing on the Deposited
Securities. After the expiration of
three months from such date of
termination the Depositary may sell
any remaining Deposited Securities in
such manner as it may determine, and
may thereafter hold uninvested the net
proceeds of any such sale or sales
together with any dividends received
prior to such sale or the U.S. Dollars
received on conversion thereof,
unsegregated and without liability for
any interest thereon, for the pro rata
benefit of the Owners of the Receipts
that have not theretofore been
surrendered for cancellation, such
Owners thereupon becoming general
creditors of the Depositary with
respect to such net proceeds. After
making such sale, or if no such sale
can be made after the expiration of
one year from such date of
termination, the Depositary shall be
discharged from all obligations
whatsoever to the holders and Owners
of the Receipts except to make
distribution of the net proceeds of sale
and of such dividends after deducting
all fees, charges and expenses of the
Depositary or of the Deposited
Securities, in case no sale can be
made, upon surrender of the Receipts.
13.	CERTAIN FEES AND CHARGES
OF THE DEPOSITARY.

       The Depositary may charge
any party depositing or withdrawing
Shares, any party transferring or
surrendering Receipts, any party to
whom Receipts are issued including
issuance pursuant to a stock dividend
or stock split or an exchange of stock
or distribution pursuant to Articles 8
or 10 or Owners, as applicable, i fees
for the delivery or surrender of
Receipts and deposit or withdrawal of
Shares, ii fees for distributing cash,
Shares or other property received in
respect of Deposited Securities, iii
taxes and other governmental charges,
iv registration or custodial fees or
charges relating to the Shares, v cable,
telex and facsimile transmission
expenses, vi foreign currency
conversion expenses and fees, vii
depositary servicing fees and viii any
other fees or charges incurred by the
Depositary or its agents in connection
with the Receipt program. The
Depositarys fees and charges may
differ from those of other depositaries.
The Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof. The Depositary will
provide, without charge, a copy of its
latest schedule of fees and charges to
any party requesting it.
       The Depositary may charge
fees for receiving deposits and issuing
Receipts, for delivering Deposited
Securities against surrendered
Receipts, for transfer of Receipts, for
splits or combinations of Receipts, for
distribution of each cash or other
distribution on Deposited Securities,
for sales or exercise of rights, or for
other services performed hereunder.
The Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof. The Depositary will
provide, without charge, a copy of its
latest fee schedule to any party
requesting it.
14.	PRERELEASE OF RECEIPTS.

       Notwithstanding any other
provision of this Receipt, the
Depositary may execute and deliver
Receipts prior to the receipt of Shares
PreRelease. The Depositary may
deliver Shares upon the receipt and
cancellation of Receipts which have
been PreReleased, whether or not such
cancellation is prior to the termination
of such PreRelease or the Depositary
knows that such Receipt has been
PreReleased. The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease. Each
PreRelease will be a preceded or
accompanied by a written
representation from the person to
whom Receipts or Shares are to be
delivered that such person, or its
customer, owns the Shares or Receipts
to be remitted, as the case may be, b at
all times fully collateralized with cash
or such other collateral as the
Depositary deems appropriate, c
terminable by the Depositary on not
more than five 5 business days notice,
and d subject to such further
indemnities and credit regulations as
the Depositary deems appropriate. The
number of American Depositary
Shares which are outstanding at any
time as a result of PreReleases will not
normally exceed thirty percent 30 of
the Shares deposited with the
Depositary; provided, however, that
the Depositary reserves the right to
change or disregard such limit from
time to time as it deems appropriate.
       The Depositary may retain for
its own account any compensation
received by it in connection with the
foregoing.
15.	COMPLIANCE WITH U.S.
SECURITIES LAWS.

       Notwithstanding any terms of
this Receipt to the contrary, the
Depositary will not exercise any rights
it has under this Receipt to prevent the
withdrawal or delivery of Deposited
Securities in a manner which would
violate the United States securities
laws including, but not limited to,
Section 1A1 of the General
Instructions to the Form F6
Registration Statement, as amended
from time to time, under the Securities
Act of 1933.
16.	GOVERNING LAW; VENUE OF
ACTIONS; JURY TRIAL
WAIVER.

       This Receipt shall be
interpreted and all rights hereunder
and provisions hereof shall be
governed by the laws of the State of
New York.
       All actions and proceedings
brought by any Owner or holder of
this Receipt against the Depositary
arising out of or relating to the Shares
or other Deposited Securities, the
American Depositary Shares or the
Receipts, or any transaction
contemplated herein, shall be litigated
only in courts located within the State
of New York.
       EACH OWNER AND
HOLDER HEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED
BY APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY SUIT,
ACTION OR PROCEEDING
AGAINST THE DEPOSITARY
DIRECTLY OR INDIRECTLY
ARISING OUT OF OR RELATING
TO THE SHARES OR OTHER
DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS, OR
ANY TRANSACTION
CONTEMPLATED HEREIN, OR
THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY QUESTION
REGARDING EXISTENCE,
VALIDITY OR TERMINATION
WHETHER BASED ON
CONTRACT, TORT OR ANY
OTHER THEORY.
17.	AMENDMENT OF RECEIPTS.

       The form of the Receipts and
the agreement created thereby may at
any time and from time to time be
amended by the Depositary in any
respect which it may deem necessary
or desirable. Any amendment which
shall prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts; provided, however, that such thirty 30 days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every
Owner and holder of a Receipt at the
time any amendment so becomes
effective shall be deemed, by
continuing to hold such Receipt, to
consent and agree to such amendment
and to be bound by the agreement
created by Receipt as amended
thereby. In no event shall any
amendment impair the right of the
Owner of any Receipt to surrender
such Receipt and receive therefor the
amount of Deposited Securities
represented by the American
Depositary Shares evidenced thereby,
except in order to comply with
mandatory provisions of applicable
law.